Exhibit 99.1

Record Quarterly Net Bookings Driven by Battlefield™ 6’s Landmark Launch
Continued Franchise Momentum Across EA SPORTS FC™ and Apex Legends™

REDWOOD CITY, CA. – February 3, 2026 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2025.

Selected Operating Highlights and Metrics

•Net bookings1 for the quarter totaled $3.046 billion, up 38% year-over-year.
•Battlefield™ 6 was the best-selling shooter title of 2025, setting new franchise engagement records.
•EA SPORTS FC™ net bookings increased high single digits year-over-year in Q3, excluding the benefit of deluxe edition content timing, driven by strength in Ultimate Team™ and FC Mobile.
•Apex Legends™ momentum continued in Q3 with net bookings up double-digits year-over-year driven by innovative new features and events.

Selected Financial Highlights and Metrics

•Net revenue was $1.901 billion for the quarter.
•Net cash provided by operating activities was $1.826 billion for the quarter and $2.522 billion for the trailing twelve months.

Dividend

EA has declared a quarterly cash dividend of $0.19 per share of the Company’s common stock, payable on March 18, 2026 to stockholders of record as of the close of business on February 25, 2026.

Quarterly Financial Highlights

	Three Months Ended
	December 31,
(in $ millions, except per share amounts)	2025	2024
Full game	632	599
Live services and other	1,269	1,284
Total net revenue	1,901	1,883

Net income	88	293
Diluted earnings per share	0.35	1.11

Operating cash flow	1,826	1,176

Value of shares repurchased	—	375
Number of shares repurchased	—	2.4

Cash dividend paid	47	50

Trailing Twelve Months Financial Highlights

	Twelve Months Ended
	December 31,
(in $ millions)	2025	2024
Full game	1,976	1,898
Live services and other	5,330	5,449
Total net revenue	7,306	7,347

Net income	680	1,049

Operating cash flow	2,522	2,110

Value of shares repurchased	2,125	1,450
Number of shares repurchased	15.1	10.1

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in $ millions)	2025	2024	2025	2024
Total net revenue	1,901	1,883	7,306	7,347
Change in deferred net revenue (online-enabled games)	1,145	332	655	(125)
Total net bookings	3,046	2,215	7,961	7,222

Pending Acquisition by Investor Consortium

On September 29, 2025, EA announced that it has entered into a definitive agreement to be acquired by an investor consortium (“the Consortium”) comprised of The Public Investment Fund, private investment funds affiliated with Silver Lake Group, L.L.C. and private investment funds affiliated with Affinity Partners in an all-cash transaction that values EA at an enterprise value of approximately $55 billion. The transaction is expected to close in the first quarter of fiscal 2027 and is subject to customary closing conditions, including receipt of required regulatory approvals. For additional information, please refer to EA’s filings with the Securities and Exchange Commission.

Conference Call and Supporting Documents

Given the pending transaction, Electronic Arts will not be hosting an earnings conference call this quarter.

For further information and discussion of EA’s financial results, please refer to the financial model of EA’s historical results posted on EA’s IR Website at http://ir.ea.com and EA’s upcoming Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2025.

Forward-Looking Statements

Some statements set forth in this release contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences and trends; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; economic and geopolitical conditions; changes in our tax rates or tax laws; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction with the Consortium that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into in connection with the proposed transaction; the risk that the parties to the proposed transaction may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of the Company’s business resulting from the proposed transaction, including disruption of management time from ongoing business operations due to the proposed transaction; risks relating to certain restrictions during the pendency of the proposed transaction that may impact the ability of the Company to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, including if the proposed transaction is not consummated; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; the risks and uncertainties that are described in the proxy statement that the Company has filed with the Securities Exchange Commission in connection with the proposed transaction; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

These forward-looking statements are current as of February 3, 2026. Electronic Arts assumes no obligation to revise or update any forward-looking statement, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Form 10-Q for the fiscal quarter ended December 31, 2025. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2025.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2025, EA posted GAAP net revenue of approximately $7.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS FC™, Battlefield™, Apex Legends™, The Sims™, EA SPORTS™ Madden NFL, EA SPORTS™ College Football, Need for Speed™, Dragon Age™, Titanfall™, Plants vs. Zombies™ and EA SPORTS F1®. More information about EA is available at www.ea.com/news.

EA, EA SPORTS, EA SPORTS FC, Battlefield, Need for Speed, Apex Legends, The Sims, Dragon Age, Titanfall, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Andrew Uerkwitz	Justin Higgs
Vice President, Investor Relations	Vice President, Corporate Communications
650-674-7191	925-502-9253
auerkwitz@ea.com	jhiggs@ea.com

1 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2025	2024	2025	2024
Net revenue	1,901	1,883	5,411	5,568
Cost of revenue	498	456	1,220	1,175
Gross profit	1,403	1,427	4,191	4,393
Operating expenses:
Research and development	704	606	2,096	1,883
Marketing and sales	356	251	874	728
General and administrative	199	176	572	553
Amortization of intangibles	17	16	51	50
Restructuring	—	1	—	54
Total operating expenses	1,276	1,050	3,593	3,268
Operating income	127	377	598	1,125
Interest and other income (expense), net	4	28	3	73
Income before provision for income taxes	131	405	601	1,198
Provision for income taxes	43	112	175	331
Net income	88	293	426	867
Earnings per share
Basic	0.35	1.12	1.70	3.28
Diluted	0.35	1.11	1.68	3.26
Number of shares used in computation
Basic	250	262	250	264
Diluted	253	265	253	266

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	December 31, 2025	March 31, 2025[1]
ASSETS
Current assets:
Cash and cash equivalents	2,784	2,136
Short-term investments	115	112
Receivables, net	829	679
Other current assets	380	349
Total current assets	4,108	3,276
Property and equipment, net	600	586
Goodwill	5,388	5,376
Acquisition-related intangibles, net	219	293
Deferred income taxes, net	2,451	2,420
Other assets	514	417
TOTAL ASSETS	13,280	12,368

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other current liabilities	1,546	1,359
Deferred net revenue (online-enabled games)	2,490	1,700
Senior notes, current, net	400	400
Total current liabilities	4,436	3,459
Senior notes, net	1,485	1,484
Income tax obligations	719	594
Other liabilities	488	445
Total liabilities	7,128	5,982

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	82	—
Retained earnings	6,194	6,470
Accumulated other comprehensive loss	(127)	(87)
Total stockholders’ equity	6,152	6,386
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,280	12,368

1Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
OPERATING ACTIVITIES
Net income	88	293	426	867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, accretion and impairment	79	75	240	277
Stock-based compensation	178	163	504	480
Change in assets and liabilities
Receivables, net	247	268	(151)	(179)
Other assets	(21)	41	(89)	21
Accounts payable, accrued, and other liabilities	88	44	284	161
Deferred income taxes, net	3	(39)	(30)	(89)
Deferred net revenue (online-enabled games)	1,164	331	789	(8)
Net cash provided by operating activities	1,826	1,176	1,973	1,530

INVESTING ACTIVITIES
Capital expenditures	(54)	(50)	(169)	(167)
Proceeds from maturities and sales of short-term investments	15	127	87	366
Purchase of short-term and other investments	(18)	(139)	(115)	(376)
Acquisitions, net of cash acquired	—	—	(17)	—
Net cash used in investing activities	(57)	(62)	(214)	(177)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	—	1	45	43
Cash dividends paid	(47)	(50)	(143)	(151)
Cash paid to taxing authorities for shares withheld from employees	(89)	(72)	(266)	(211)
Common stock repurchases and excise taxes paid	—	(383)	(769)	(1,133)
Net cash used in financing activities	(136)	(504)	(1,133)	(1,452)

Effect of foreign exchange on cash and cash equivalents	3	(31)	22	(25)
Change in cash and cash equivalents	1,636	579	648	(124)
Beginning cash and cash equivalents	1,148	2,197	2,136	2,900
Ending cash and cash equivalents	2,784	2,776	2,784	2,776

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY25	FY25	FY26	FY26	FY26	Change
Net revenue
Net revenue	1,883	1,895	1,671	1,839	1,901	1%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[2]	332	(96)	(373)	(21)	1,145
Gross profit
Gross profit	1,427	1,527	1,392	1,396	1,403	(2%)
Gross profit (as a % of net revenue)	76%	81%	83%	76%	74%
GAAP-based financial data
Acquisition-related expenses	10	10	10	9	9
Change in deferred net revenue (online-enabled games)[2]	332	(96)	(373)	(21)	1,145
Stock-based compensation	3	3	3	3	3
Operating income
Operating income	377	395	271	200	127	(66%)
Operating income (as a % of net revenue)	20%	21%	16%	11%	7%
GAAP-based financial data
Acquisition-related expenses*	26	27	27	26	53
Change in deferred net revenue (online-enabled games)[2]	332	(96)	(373)	(21)	1,145
Restructuring and related charges	—	4	—	—	—
Stock-based compensation	163	162	152	174	178
Net income
Net income	293	254	201	137	88	(70%)
Net income (as a % of net revenue)	16%	13%	12%	7%	5%
GAAP-based financial data
Acquisition-related expenses*	26	27	27	26	53
Change in deferred net revenue (online-enabled games)[2]	332	(96)	(373)	(21)	1,145
Restructuring and related charges	—	4	—	—	—
Stock-based compensation	163	162	152	174	178
Tax rate used for management reporting	19%	19%	19%	19%	19%
Diluted earnings per share	1.11	0.98	0.79	0.54	0.35	(68%)
Number of shares used in computation
Basic	262	257	251	250	250
Diluted	265	259	254	252	253

2The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of gains/losses on cash flow hedges.

*Includes (i) amortization and impairment of intangibles, and (ii) fees and other direct expenses related to our proposed transaction with the Consortium announced on September 29, 2025.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY25	FY25	FY26	FY26	FY26	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	446	367	233	401	546	22%
Packaged goods	153	70	56	217	86	(44%)
Full game	599	437	289	618	632	6%
Live services and other	1,284	1,458	1,382	1,221	1,269	(1%)
Total net revenue	1,883	1,895	1,671	1,839	1,901	1%
Full game	32%	23%	17%	34%	33%
Live services and other	68%	77%	83%	66%	67%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	25	(27)	(46)	37	451
Packaged goods	9	(26)	(29)	45	59
Full game	34	(53)	(75)	82	510
Live services and other	298	(43)	(298)	(103)	635
Total change in deferred net revenue (online-enabled games) by composition[2]	332	(96)	(373)	(21)	1,145

Net revenue by platform
Console	1,215	1,182	1,007	1,212	1,182	(3%)
PC & Other	392	426	374	352	465	19%
Mobile	276	287	290	275	254	(8%)
Total net revenue	1,883	1,895	1,671	1,839	1,901	1%
GAAP-based financial data
Console	275	(86)	(317)	1	747
PC & Other	33	(11)	(54)	(6)	343
Mobile	24	1	(2)	(16)	55
Total change in deferred net revenue (online-enabled games) by platform[2]	332	(96)	(373)	(21)	1,145

2The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY25	FY25	FY26	FY26	FY26	Change
CASH FLOW DATA
Investing cash flow	(62)	214	(89)	(68)	(57)
Investing cash flow - TTM	(226)	37	17	(5)	—	100%
Financing cash flow	(504)	(1,411)	(568)	(429)	(136)
Financing cash flow - TTM	(1,812)	(2,863)	(2,885)	(2,912)	(2,544)	(40%)
Operating cash flow	1,176	549	17	130	1,826
Operating cash flow - TTM	2,110	2,079	1,976	1,872	2,522	20%
Capital expenditures	50	54	72	43	54
Capital expenditures - TTM	218	221	226	219	223	2%
Free cash flow[3]	1,126	495	(55)	87	1,772
Free cash flow[3] - TTM	1,892	1,858	1,750	1,653	2,299	22%
Common stock repurchases and excise taxes paid	383	1,375	375	394	—	(100%)
Cash dividends paid	50	48	48	48	47	(6%)
DEPRECIATION
Depreciation expense	51	51	52	53	53	4%
BALANCE SHEET DATA
Cash and cash equivalents	2,776	2,136	1,518	1,148	2,784
Short-term investments	379	112	112	112	115
Cash and cash equivalents, and short-term investments	3,155	2,248	1,630	1,260	2,899	(8%)
Receivables, net	742	679	533	1,077	829	12%
STOCK-BASED COMPENSATION
Cost of revenue	3	3	3	3	3
Research and development	119	115	110	123	127
Marketing and sales	14	14	12	15	16
General and administrative	27	30	27	33	32
Total stock-based compensation	163	162	152	174	178
RESTRUCTURING AND RELATED CHARGES
Restructuring	1	3	—	—	—
Office space reductions	(1)	1	—	—	—
Total restructuring and related charges	—	4	—	—	—

3Free cash flow is defined as Operating cash flow less Capital expenditures.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in $ millions)

The following table provides a reconciliation of non-GAAP operating income and margin to their most directly comparable GAAP financial measure for the three months ended December 31, 2025 plus a comparison to the actuals for the three months ended December 31, 2024.

	Three Months Ended
	December 31
	2025	2024	YOY % Change

Net revenue	1,901	1,883	1%

GAAP operating income	127	377	(66%)
Acquisition-related expenses*	53	26
Stock-based compensation	178	163
Non-GAAP operating income	358	566	(37%)

GAAP operating margin	6.7%	20.0%
Non-GAAP operating margin	18.8%	30.1%
Impact from change in deferred net revenue (online-enabled games)	3,050 bps	1,040 bps

*Includes (i) amortization and impairment of intangibles, and (ii) fees and other direct expenses related to our proposed transaction with the
Consortium announced on September 29, 2025.

Non-GAAP Financial Measures
As a supplement to the Company’s financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance, including non-GAAP operating margin and free cash flow. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
The non-GAAP financial measures exclude acquisition-related expenses, stock-based compensation, restructuring and related charges, and capital expenditures, as applicable in any given reporting period and our outlook. The Company may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. Management believes that these non-GAAP financial measures provide investors with additional useful information to better understand and evaluate the Company’s operating results and future prospects because they exclude certain items that may not be indicative of the Company’s core business, operating results, or future outlook. These non-GAAP financial measures, with further adjustments are used by management to understand ongoing financial and business performance.

The Company uses a tax rate of 19% internally to evaluate its operating performance and to forecast, plan, and analyze future periods. Accordingly, the Company applies the same tax rate to its management reporting financial results.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure.